UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2021

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 20, 2021, Landstar System, Inc. (“Landstar” or the “Company”) issued a press release announcing results for the third quarter of fiscal 2021. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 concerning the presentation to Landstar investors is hereby incorporated into this Item 2.02 by reference.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure

A slide presentation, dated October 20, 2021, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The slide presentation provides information that may be referred to by the Company on its conference call with investors scheduled to occur on October 21, 2021 in connection with the Company’s release of results for the third quarter of fiscal 2021.

A supplemental information presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference. This supplemental information presentation provides reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2021 first and second fiscal quarters and each quarter of the Company’s five most recently completed fiscal years. This information that may be referred to by the Company on its conference call with investors scheduled to occur on October 21, 2021 in connection with the Company’s release of results for the third quarter of fiscal 2021.

In the press release attached hereto as Exhibit 99.1, the slide presentation attached hereto as Exhibit 99.2 and the supplemental information presentation attached hereto as Exhibit 99.3, the Company provided the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. In the slide presentation attached hereto as Exhibit 99.2, the Company provided the following information that may also be deemed a non-GAAP financial measure: operating income as a percentage of gross profit and operating income as a percentage of variable contribution, each in the 2020 year-to-date period, excluding the impact of pandemic relief incentive payments.

Management believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers.

Management also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3 hereof, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01 Other Events

As of the third quarter of 2021, the Company revised the format of the historical classification of truck services and equipment type in its financial statement supplemental information presentation. Power-only, expedited, straight truck, cargo van and miscellaneous other truck transportation services that were formerly included in revenue from van or unsided/platform services have been classified in a single line item named “other truck transportation”. Included with this 8-K is a supplemental information presentation, attached hereto as Exhibit 99.4, in the new format for the 2021 first and second fiscal quarters and each quarter of the Company’s five most recently completed fiscal years. This change in the reporting of supplemental information has no impact on reporting with respect to the Company’s consolidated balance sheets, income statements, cash flows or changes in shareholders’ equity for any periods.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release, dated October 20, 2021, of Landstar System, Inc.

99.2	Slide Presentation, dated October 20, 2021, of Landstar System, Inc.

99.3	Supplemental Information Reconciliation of Gross Profit to Variable Contribution and Gross Profit Margin to Variable Contribution Margin for Landstar System, Inc. for 2021, 2020, 2019, 2018, 2017 and 2016.

99.4	Supplemental Information by Trailer Type for Landstar System, Inc. for 2021, 2020, 2019, 2018, 2017 and 2016.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: October 20, 2021	By:	/s/ Fred L. Pensotti
Name: Fred L Pensotti
Title: Vice President and Chief Financial Officer